EXHIBIT 11
                                                              __________


                       CUMMINS ENGINE COMPANY, INC.
              SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
       FOR THE FIRST QUARTER ENDED MARCH 30, 1997 and MARCH 31, 1996
                                Unaudited
       _____________________________________________________________



                                       Weighted
                                       Average      Net       Calculated
Millions, Except per Share Amounts      Shares    Earnings    Per Share
__________________________________     ________   ________    __________

1997
____

Basic earnings per share                 38.3       $41         $1.07
Options                                    .1         -
                                         ____       ___
Primary and fully diluted earnings
 per common share                        38.4       $41         $1.06
                                         ____       ___

1996
____

Basic earnings per share                 40.2       $49         $1.21
Options                                    .1         -
                                         ____       ___
Primary and fully diluted earnings
 per common share                        40.3       $49         $1.21
                                         ____       ___